UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2020

TELENAV, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34720	77-0521800
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4655 Great America Parkway, Suite 300

Santa Clara, California 95054

(Address of principal executive offices, including zip code)

(408) 245-3800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 Par Value per Share	TNAV	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 17, 2020, Telenav, Inc., a Delaware corporation (“Telenav” or the “Company”), entered into an Amendment No. 1 (the “Amendment”) to the Agreement and Plan of Merger (the “Merger Agreement” and together with the Amendment, the “Amended Merger Agreement”) by and among the Company, V99, Inc, a Delaware corporation (“Parent”) led by H.P. Jin, Co-Founder, President, and Chief Executive Officer of Telenav, and Telenav99, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), previously announced on November 3, 2020.

The Amended Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Capitalized terms used herein but not otherwise defined have the meaning set forth in the Merger Agreement.

Under the terms of the Amendment, the Company, Parent and Merger Sub have agreed to change a condition to consummation of the Merger from requiring receipt of a vote in favor of adoption of the Amended Merger Agreement of the holders of a majority of the outstanding shares of common stock not beneficially owned by Parent, Merger Sub, any Affiliate of Parent or Merger Sub, including H.P. Jin, Samuel Chen, Fiona Chang, Yi-Ting Chen, Yi-Chun Chen, Changbin Wang, and Digital Mobile Venture Limited (“Digital”), or any Affiliate of the foregoing or trust in which any of the foregoing are a beneficiary (the “Purchaser Group”), to requiring receipt of a vote in favor of adoption of the Amended Merger Agreement of the holders of 66 and 2/3% of the outstanding shares of common stock not beneficially owned by members of the Purchaser Group.

In addition, under the terms of the Amendment, upon consummation of the Merger each member of the Purchaser Group shall receive the same per-share consideration for such person’s shares of common stock as the other stockholders of the Company.

Except as expressly modified pursuant to the Amendment, the Merger Agreement, which was previously filed as Exhibit 2.1 to the Current Report on Form 8-K with the Securities and Exchange Commission (“SEC”) by the Company on November 3, 2020, remains in full force and effect. The foregoing description of the Amendment and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving the Company and Parent. In connection with the proposed transaction, the Company intends to file relevant materials with the SEC, including a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder of the Company entitled to vote at the special meeting relating to the proposed transaction. This communication is not a substitute for the proxy statement or any other document that Company may file with the SEC or send to its stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT TELENAV AND THE PROPOSED TRANSACTION. The definitive proxy statement and other relevant materials in connection with the proposed transaction (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at the Company’s website (https://www.telenav.com/) or by contacting the Company’s Investor Relations at IR@telenav.com.

Participants in the Solicitation

The Company and its directors and executive officers, including HP Jin and Samuel Chen, may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed transaction. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in Telenav’s Annual Report on Form 10-K for the fiscal year ended June 30, 2020, which was filed with the SEC on August 21, 2020, as amended on October 26, 2020. Additional information regarding the potential participants, and their direct or indirect interests in the proposed transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the proposed transaction.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

2.1	Amendment No. 1 to Agreement and Plan of Merger, dated as of December 17, 2020, by and among Telenav, Inc., a Delaware corporation, V99, Inc., a Delaware corporation, and Telenav99, Inc., a Delaware corporation and a wholly owned subsidiary of V99, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELENAV, INC.

By:	/s/ Steve Debenham
Name Title::	Steve Debenham Vice President, General Counsel &Secretary

Date: December 18, 2020